                             GERBER SCIENTIFIC, INC.


                                    EXHIBIT A

SUBSIDIARY ACQUIRING SECURITIES                         CLASSIFICATION
-------------------------------                         --------------
Fleet National Bank                                     Bank
Fleet Investment Advisors, Inc.                         Bank